                                                                     Exhibit 4.5




                          AMERICA WEST AIRLINES, INC.

                                      and

                              FLEET NATIONAL BANK,

                                   as Trustee


                          PASS THROUGH TRUST AGREEMENT


                           Dated as of June __, 1997

Reconciliation and tie between Pass Through Trust Agreement dated as of June __, 1997 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.


         Trust Indenture Act                        Pass Through Trust
           of 1939 Section                           Agreement Section
         -------------------                        ------------------
         310(a)(1)                                  7.07
            (a)(2)                                  7.07
         312(a)                                     3.09; 8.01; 8.02
         313(a)                                     7.06; 8.03
         314(a)                                     8.04(a) - (c)
            (a)(4)                                  8.04(d)
            (c)(1)                                  1.02
            (c)(2)                                  1.02
            (d)(1)                                  7.12; 11.01
            (d)(2)                                  7.12; 11.01
            (d)(3)                                  2.01
            (e)                                     1.02
         315(b)                                     7.01
         316(a)(last sentence)                      1.04(d)
            (a)(1)(A)                               6.04
            (a)(1)(B)                               6.05
            (b)                                     6.06
            (c)                                     1.04(d)
         317(a)(1)                                  6.03
            (b)                                     7.12
         318(a)                                     12.08

                               TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.02.  Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.03.  Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.04.  Acts of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


ARTICLE II

ORIGINAL ISSUANCE OF CERTIFICATES; ACQUISITION
         OF EQUIPMENT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.01.  Amount Unlimited; Issuable in Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.02.  Acquisition of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.03.  Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.04.  Limitation of Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


ARTICLE III

THE CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.01.  Form, Denomination and Execution of Certificates . . . . . . . . . . . . . .  . . . . . . . .  20
         Section 3.02.  Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.03.  Temporary Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.04.  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . .  22
         Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.06.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.07.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.08.  Limitation of Liability for Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 3.09.  Book-Entry and Definitive Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.01.  Certificate Account and Special Payments Account  . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.02.  Distributions from Certificate Account and Special Payments Account . . . . . . . . . . . . .  27
         Section 4.03.  Statements to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.04.  Investment of Special Payment Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

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ARTICLE V

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.01.  Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.02.  Consolidation, Merger, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


ARTICLE VI

DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.02.  Incidents of Sale of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.03.  Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit  . . . . . . . . . . . . .  33
         Section 6.04.  Control by Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.05.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.06.  Right of Certificateholders to Receive Payments Not To Be Impaired  . . . . . . . . . . . . .  35
         Section 6.07.  Certificateholders May Not Bring Suit Except Under Certain Conditions . . . . . . . . . . . .  35
         Section 6.08.  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.09.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


ARTICLE VII

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.01.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.02.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.03.  Not Responsible for Recitals or Issuance of Certificates  . . . . . . . . . . . . . . . . . .  38
         Section 7.04.  May Hold Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.05.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.06.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.07.  Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.08.  Resignation and Removal; Appointment of Successor   . . . . . . . . . . . . . . . . . . . . . 41
         Section 7.09.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.10.  Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . .  44
         Section 7.11.  Maintenance of Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.12.  Money for Certificate Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.13.  Registration of Equipment Notes in Trustee's Name . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.14.  Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.15.  Withholding Taxes; Information Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.16.  Trustee's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 7.17.  Preferential Collection of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

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ARTICLE VIII

CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.01.  The Company to Furnish Trustee with Names and Addresses of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.02.  Preservation of Information; Communications to Certificateholders . . . . . . . . . . . . . .  48
         Section 8.03.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.04.  Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


ARTICLE IX

SUPPLEMENTAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 9.01.  Supplemental Agreements Without Consent of Certificateholders . . . . . . . . . . . . . . . .  50
         Section 9.02.  Supplemental Agreements with Consent of Certificateholders  . . . . . . . . . . . . . . . . .  51
         Section 9.03.  Documents Affecting Immunity or Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 9.04.  Execution of Supplemental Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 9.05.  Effect of Supplemental Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.06.  Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.07.  Reference in Certificates to Supplemental Agreements  . . . . . . . . . . . . . . . . . . . .  53


ARTICLE X

AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 10.01.  Amendments and Supplements to Indenture and Other Note Documents . . . . . . . . . . . . . .  53


ARTICLE XI

TERMINATION OF TRUSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.01.  Termination of the Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE XII

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.01.  Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.02.  Liabilities of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.03.  Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.04.  Registration of Equipment Notes in Name of Subordination Agent . . . . . . . . . . . . . . .  56
         Section 12.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.06.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

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         Section 12.07.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.08.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.09.  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.10.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.11.  Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.12.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.13.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 12.14.  Communication by Certificateholders with Other Certificateholders  . . . . . . . . . . . . .  58

Exhibit A                 -       Form of Certificate

                 This PASS THROUGH TRUST AGREEMENT, dated as of June __ 1997, between America West Airlines, Inc., a Delaware corporation (the "Company"), and Fleet National Bank, a national banking association, as Trustee, is made with respect to the formation from time to time of separate America West Airlines Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.

                              W I T N E S S E T H:

                 WHEREAS, from time to time the Company and the Trustee may enter into a Trust Supplement (this and certain other defined terms used herein are defined in Section 1.01) pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their respective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;

                 WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Agreement, will evidence fractional undivided interests in such Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein, subject, however, to the provisions of any Intercreditor Agreement to which one or more Trusts may be a party;

                 WHEREAS, from time to time, pursuant to the terms and conditions of this Agreement with respect to each separate Trust formed hereunder, the Trustee on behalf of such Trust shall purchase one or more issues of Equipment Notes having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the series of Certificates issued in respect of such Trust and shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;

                 WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Company as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended (the "Securities Act"), of the Certificates to be issued in respect of each Trust and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, has duly authorized the execution and delivery of this Basic Agreement and each Trust Supplement with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee;

                 WHEREAS, this Basic Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture

Act of 1939, as amended, and shall to the extent applicable, be governed by such provisions;

                 NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.01. Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided herein or in a Trust Supplement or unless the context otherwise requires:

                 (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular,

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all references in this Basic Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Basic Agreement;

                 (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (5) the term "this Agreement" (as distinguished from "this Basic Agreement") refers, unless the context otherwise requires, to this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the series of Certificates issued or to be issued in respect thereof, with reference to such Trust and such series of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such series of Certificates; and

                 (6) all references in this Agreement to a "series" of Certificates shall be construed to mean a series of Certificates issued under the related Trust Supplement; and all references in this Basic Agreement or in any Trust Supplement, Intercreditor Agreement, Liquidity Facility, Refunding Agreement, or Note Document to a "class" of Certificates shall be construed to refer to any series of Certificates that have been or will be issued concurrently with, or are intended to be considered concurrently with, one or more other series of Certificates, each established under separate Trust Supplements to purchase related classes of Equipment Notes issued by one or more Owner Trustees that are subject to the same Intercreditor Agreement.

                 Act: With respect to any Certificateholder, has the meaning specified in Section 1.04.

                 Affiliate: With respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Aircraft: Means one or more aircraft, including engines therefor, owned by or leased to the Company and securing one or more Equipment Notes.

                 Authorized Agent: With respect to the Certificates of any series, means any Paying Agent or Registrar for the Certificates of such series.

                 Avoidable Tax:  Has the meaning specified in Section 7.08(e).

                 Basic Agreement: Means this Pass Through Trust Agreement, as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

                 Book-Entry Certificates: With respect to the Certificates of any series, means Certificates of such series which are issued in book-entry form, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.09.

                 Business Day: With respect to the Certificates of any series and unless specified otherwise in any Trust Supplement, means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York or Hartford, Connecticut.

                 Certificate: Means any one of the Certificates, substantially in the form of Exhibit A hereto, and any such Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

                 Certificate Account: With respect to the Certificates of any series, means the account or accounts created and maintained for such series pursuant to Section 4.01(a) and the related Trust Supplement.

                 Certificateholder or Holder: With respect to the Certificates of any series, means the Person in whose name a Certificate of such series is registered in the Register for Certificates of such series.

                 Certificate Owner: With respect to the Certificates of any series, means, for purposes of Section 3.09, the Person who owns a Book-Entry Certificate of such series.

                 Clearing Agency: Means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 Company: Means America West Airlines, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or any other obligor (within the meaning of the Trust Indenture Act) with respect to any series of Certificates.

                 Controlling Party: Means the Person entitled to act as such pursuant to the terms of any Intercreditor Agreement.

                 Corporate Trust Office: With respect to the Trustee, the Subordination Agent or any Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

                 Cut-off Date: With respect to the Certificates of any series, means the date designated as such in the Trust Supplement establishing such series.

                 Definitive Certificates: With respect to the Certificate of any series, has the meaning specified in Section 3.09.

                 Direction:  Has the meaning specified in Section 1.04(c).

                 Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.


                 Equipment Note: With respect to the Certificates of any series, means the equipment notes or other promissory notes, loan certificates or other evidence of obligation issued under the related Indenture.

                 ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

                 Escrow Account: With respect to the Certificates of any series, has the meaning specified in Section 2.02(b).

                 Escrowed Funds: With respect to any Trust, has the meaning specified in Section 2.02(b).

                 Event of Default: Means, in respect of any Trust, the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

                 Final Legal Distribution Date: With respect to the Certificates of any series, means the date designated as such in the Trust Supplement establishing such series.

                 Fractional Undivided Interest: Means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.

                 Indenture: With respect to any Trust, means each of the one or more separate trust indentures and security agreements, loan agreements and mortgages and/or other agreements relating to indebtedness and security interests with respect thereto described in, or on a schedule attached to, this Agreement which relates to an issue of Equipment Notes to be held in such Trust and an indenture, loan agreement and mortgage or other agreement having substantially the same terms and conditions as such trust indenture and security agreement, loan agreement and mortgage or other agreement relating to indebtedness and security interests with respect thereto and which relates to Substitute Aircraft; as each such agreement may be amended or supplemented in accordance with its respective terms; and Indentures means all of such agreements.

                 Indenture Default: With respect to any Indenture, means any Indenture Event of Default (as such term is defined in such Indenture).

                 Indenture Trustee: With respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as loan or indenture trustee under such Indenture; and any successor to such Indenture Trustee as such trustee; and Indenture Trustees means all of the Indenture Trustees under the Indentures.


                 Initial Regular Distribution Date: With respect to the Certificates of any series, means the first Regular Distribution Date on which a Scheduled Payment is to be made.

                 Intercreditor Agreement: Means any agreement by and among one or more Trusts, one or more Liquidity Providers and a Subordination Agent providing for the distribution of payments made in respect of Equipment Notes held by such Trusts.

                 Issuance Date: With respect to the Certificates of any series, means the date of the issuance of such Certificates.

                 Lease: Means any lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as each such lease may be amended or supplemented in accordance with its respective terms; and Leases means all such Leases.

                 Liquidity Facility: With respect to the Certificates of any Series, means any revolving credit agreement or similar facility relating to the Certificates of such series between a Liquidity Provider and a Subordination Agent, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of any Intercreditor Agreement.

                 Liquidity Provider: With respect to the Certificates of any Series, means a bank or other financial institution that agrees to provide a Liquidity Facility for the benefit of the holders of Certificates of such series.

                 Note Documents: With respect to any Equipment Note, means the related Indenture, Refunding Agreement, guarantees of such Equipment Note, if any and if the related Aircraft is leased to the Company, the related Lease and the related Owner Trustee's Purchase Agreement.

                 Officer's Certificate: Means a certificate signed, (a) in the case of the Company, by (i) the Chairman or Vice Chairman of the Board of Directors, the President or any Executive Vice President or Senior Vice President of the Company, signing alone or (ii) any Vice President of the Company signing together with the Secretary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, or (b) in the case of the Trustee or an Owner Trustee or an Indenture Trustee, a Responsible Officer of the Trustee or such Owner Trustee or such Indenture Trustee, as the case may be.

                 Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company, may be (i) a senior attorney in rank of the officers of the Company a principal duty of which is furnishing advice as to legal matters, (ii) Andrews & Kurth L.L.P., (iii) Latham & Watkins, or (iv) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of any Owner Trustee or any Indenture Trustee, may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

                 Other Agreements:  Has the meaning specified in Section
6.01(b).

                 Outstanding: With respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Agreement, except

                        (i) Certificates of such series theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

                      (ii) All of the Certificates of such series if money in the full amount required to make the final distribution with respect to such series pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of the Certificates of such series as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                      (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Agreement.

                 Owner Participant: With respect to any Equipment Note, means the "Owner Participant", if any, as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

                 Owner Trustee: With respect to any Equipment Note, means the "Owner Trustee", if any, as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the respective Indentures.

                 Owner Trustee's Purchase Agreement: With respect to the Certificates of any series, if the related Aircraft is leased to the Company, has the meaning specified for the term Purchase Agreement in the related Lease.

                 Paying Agent: With respect to the Certificates of any series, means the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.11.

                 Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

                 Person: Means any person, including any individual corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                 Pool Balance: Means, with respect to the Certificates of any series, as of any date, (i) the original aggregate face amount of the Certificates of such series less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance of any series of Certificates as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the related Trust and the distribution thereof to be made on such Distribution Date.

                 Pool Factor: Means, with respect to any series of Certificates as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such series as at such date by (ii) the original aggregate face amount of the Certificates of such series. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on such Distribution Date.

                 Postponed Notes: With respect to any Trust or the related series of Certificates, means the Equipment Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.02(b).

                 Postponement Notice: With respect to any Trust or the related series of Certificates, means an Officer's Certificate of the Company signed by an officer of the Company (1) requesting that the Trustee temporarily postpone purchase of the related Equipment Notes to a date later than the Issuance Date of such series of Certificates, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Equipment Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

                 PTC Event of Default: With respect to the Certificates of any series, has the meaning specified in the Trust Supplement establishing each series.

                 Record Date: With respect to any Trust or the related series of Certificates, means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, with respect to such series, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, with respect to such series, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

                 Refunding Agreement: With respect to the Certificates of any series, means any note purchase, refunding, participation or similar agreement providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the relevant Trust, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; and Refunding Agreements means all such agreements.

                 Register and Registrar: With respect to the Certificates of any series, mean the register maintained and the registrar appointed for such series pursuant to Sections 3.04 and 7.11.

                 Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of any series of Certificates, means each date designated as such in this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in such Trust has been made.

                 Request:         Means a request by the Company setting forth
the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Basic Agreement.

                 Responsible Officer: With respect to any Trustee, any Indenture Trustee and any Owner Trustee, means any officer in the corporate trust division or department of the Trustee, Indenture Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                 Scheduled Payment: With respect to any Equipment Note, means any payment of principal and interest on such Equipment Note or any payment of interest on the Certificates of any series with funds drawn under the Liquidity Facility for such series (other than any such payment which is not in fact received by the

Trustee or any Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                 SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                 Special Distribution Date: With respect to the Certificates of any series, means the date specified as such in the related Trust Supplement.

                 Special Payment: Means (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or (ii) the amounts required to be distributed pursuant to the last paragraph of Section 2.02(b) or
(iii) the amounts required to be distributed pursuant to the penultimate paragraph of Section 2.02(b).

                 Special Payments Account: With respect to the Certificates of any series, means the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supplement.

                 Specified Investments: With respect to any Trust, means, unless otherwise specified in the related Trust Supplement, (i) direct obligations of the United States or any agency thereof the obligations of which bear the full faith and credit of the United States, (ii) obligations fully guaranteed by the United States, or (iii) certificates of deposit issued by any commercial bank incorporated under the laws of the United States or one of the States thereof (but not exceeding $10,000,000 in principal amount or deposits at any given time for any one bank) having a combined capital surplus and undivided income of at least $750,000,000; (iv) repurchase agreements (but not exceeding $10,000,000 in principal amount or deposits at any given time for any one bank) with any financial institution having combined capital surplus and undivided income of at least $750,000,000 and fully collateralized by an obligation of the type described in clauses (i) through (iii) as collateral pursuant to which an entity referred to in clause (iii) above or another financial institution having a net worth of at least $750,000,000 and having a rating of "B" or better from Thomson BankWatch, Inc. is obligated to repurchase any such obligation not later than ninety (90) days after the purchase of any such obligation and (v) money market funds which invest solely in obligations described in clause (i) or (ii); provided further that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is on or before the Special Distribution Date next following the Cut-off Date, if any, for such Trust by more than 20 days.

                 Subordination Agent: Shall have the meaning specified therefor in any Intercreditor Agreement.

                 Substitute Aircraft: With respect to any Trust, means any Aircraft of a type specified in this Agreement and, at the election of the Company, substituted prior to the applicable Cut-off Date, if any, pursuant to the terms of this Agreement.

                 Transfer Date: Has the meaning assigned to that term in a related Refunding Agreement or any of the terms "Delivery Date", "Funding Date" or "Closing Date" in a related Refunding Agreement.

                 Triggering Event: Shall have the meaning specified therefor in any Intercreditor Agreement.

                 Trust: With respect to the Certificates of any series, means the trust created pursuant to the Basic Agreement and the related Trust Supplement for the benefit of the Holders of the Certificates of such series.

                 Trust Indenture Act: Except as otherwise provided in Section 9.06, means the Trust Indenture Act of 1939 as in force at the date as of which this Basic Agreement was executed.

                 Trust Property: With respect to any Trust means (i) the Equipment Notes held as the property of such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under any Intercreditor Agreement, including all monies receivable in respect of such rights, (iii) all monies receivable under any Liquidity Facility for such Trust and (iv) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and any proceeds from the sale by the Trustee pursuant to
Article VI hereof of any such Equipment Note.

                 Trust Supplement: Means an agreement supplemental hereto pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such series are established.

                 Trustee: Means the institution executing this Basic Agreement as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

                 Trustee's Lien:  Has the meaning specified in Section 7.16.

                 Underwriter: With respect to the Certificates of any series, has the meaning specified as such in the Trust Supplement establishing such series.

                 Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Certificates of any series, this Agreement, the Company, such Owner Trustee or such Indenture Trustee, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Basic Agreement or this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or,opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any series, this Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or, in respect of the Certificates of any series, this Agreement, they may, but need not, be consolidated and form one instrument.

                 Section 1.04. Acts of Certificateholders. (a) Any direction, consent, waiver or other action provided by this Agreement in respect of the Certificates of any series to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of such Trust Supplement and conclusive in favor of the Trustee, the Company and the related Indenture Trustee, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

                 (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any direction, consent or waiver (a "Direction"), under this Agreement, Certificates owned by the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any, such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates of such series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person.

                 (d) The Company may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Certificateholders in respect of the Certificates of any series, entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Basic Agreement not later than one year after the record date.

                 (e) Any direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

                 (f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates of such series.

                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                         ACQUISITION OF EQUIPMENT NOTES

                 Section 2.01.  Amount Unlimited; Issuable in Series.

                 (a) The aggregate principal amount of Certificates of each series which may be authenticated and delivered under this Basic Agreement is limited to an amount equal to the aggregate principal amount of the Equipment Notes held in the related Trust. The Certificates may be issued from time to time in one or more series and shall be designated generally as the "Pass Through Certificates", with such further designations added or incorporated in such title for the Certificates of each series as specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each series of Certificates issued pursuant to this Agreement will evidence fractional undivided interests in the related Trust and, except as may be contained in any Intercreditor Agreement, will have no rights, benefits or interests in respect of any other Trust or the Trust Property held therein.
All Certificates of the same series shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

                 (b) The following matters shall be established with respect to the Certificates of each series issued hereunder by a

Trust Supplement executed and delivered by and among the Company and the
Trustee:

                 (1) the formation of the Trust as to which the Certificates of such series represent fractional undivided interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

                 (2) the specific title of the Certificates of such series (which title shall distinguish the Certificates of such series from each other series of Certificates created under this Basic Agreement and a Trust Supplement);

                 (3) any limit upon the aggregate principal amount of the Certificates of such series which may be authenticated and delivered (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Certificates of the series pursuant to Sections 3.03,
         3.04 and 3.05;

                 (4) the Cut-off Date with respect to the Certificates of such series;

                 (5) the Regular Distribution Dates applicable to the Certificates of such series;

                 (6) the Final Legal Distribution Date with respect to the Certificates of such series;

                 (7) the Special Distribution Dates applicable to the Certificates of such series;

                 (8) if other than as provided in Section 7.11(b), the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

                 (9) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;

                 (10) if other than United States dollars, the currency or currencies (including currency units) in which the Certificates of such series shall be denominated;

                 (11) the specific form of the Certificates of such series (including the interest rate applicable thereto (or, in the case of any Certificates denominated in a currency other than United States dollars and if other than as provided in Section 3.09, whether and the circumstances under which beneficial owners of interests in such Certificates in permanent global form may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination);

                 (12) a description of the Equipment Notes to be acquired and held in the related Trust and of the related Equipment and Note Documents;

                 (13) provisions with respect to the terms for which the definitions set forth in Article I hereof or the terms of Section
         11.01 hereof permit or require further specification in the related Trust Supplement;

                 (14) any restrictions (including legends) in respect of ERISA;

                 (15) whether such series will be subject to an Intercreditor Agreement and, if so, the specific designation of such Intercreditor Agreement and whether such series may be purchased in accordance with Section 6.01(b) hereof; and

                 (16) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act), including any terms which may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of the series.

                 (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in such Trust Supplement or in any other document to which a Trustee is a party relating to the issuance of the Certificates of such series.

                 Section 2.02.  Acquisition of Equipment Notes.

                 (a) Unless otherwise specified in the related Trust Supplement, on or prior to the Issuance Date of the Certificates of a series, the Trustee shall execute and deliver the related Refunding Agreements in the form delivered to the Trustee by the Company. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate purchase price of such Equipment Notes and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of the Refunding Agreements, the Equipment Notes at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03,
3.04 and 3.05 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

                 (b) If on or prior to the Issuance Date with respect to a series of Certificates the Company shall deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to such Trust, the "Escrow Account") to be maintained as a part of the related Trust an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited shall be invested by the Trustee at the written direction and risk of, and for the benefit of, the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to such series of Certificates or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that any Postponed Notes will not be issued, with respect to the portion of the Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction of the closing conditions specified in the applicable Refunding Agreements on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

                 The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction and risk of, and for the benefit of, the Company in Specified Investments maturing as provided in the preceding paragraph.

                 Any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Company. The Company shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any losses on such Specified Investments as incurred. On the Initial Regular Distribution Date in respect of the Certificates of any series, the Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes, if any, purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

                 If, in respect of the Certificates of any series, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring more than 20 days following the date of such notice (i) the Company shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Company pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                 If, on such Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next such Special Distribution Date occurring more than 20 days following such Cut-off Date (i) the Company shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                 Section 2.03. Acceptance by Trustee. The Trustee, upon the execution and delivery of a Trust Supplement creating a Trust and establishing a series of Certificates, shall acknowledge its acceptance of all right, title, and interest in and to the Equipment Notes to be acquired pursuant to Section
2.02 hereof and the related Refunding Agreements and shall declare that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of such Trust, for the benefit of all then present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By its payment for and acceptance of each Certificate of such series issued to it under this Agreement, each initial Certificateholder of such series as grantor of such Trust shall thereby join in the creation and declaration of such Trust.

                 Section 2.04. Limitation of Powers. Each Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth herein or in this Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring the Aircraft (as defined in the respective related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

                                  ARTICLE III

                                THE CERTIFICATES

                 Section 3.01. Form, Denomination and Execution of Certificates. The Certificates of each series shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing the Certificates. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate.

                 Except as provided in Section 3.09, the definitive Certificates of such series shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

                 Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in denominations of $1,000 and integral multiples thereof, except that one Certificate of each series may be issued in a different denomination.

                 The Certificates of such series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate of any series shall be entitled to any benefit under this Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated on the date of their authentication.

                 Section 3.02. Authentication of Certificates. The Trustee shall duly authenticate and deliver Certificates of each series in authorized denominations equalling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the related Refunding Agreements, and evidencing the entire ownership of the related Trust.

                 Section 3.03. Temporary Certificates. Pending the preparation of definitive Certificates of any series, the Trustee may execute, authenticate and deliver temporary Certificates of such series which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by its execution of such temporary Certificates.

                 If temporary Certificates of any series are issued, the Company will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 7.11, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

                 Section 3.04. Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.11 a register (the "Register") for each series of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates of each series and transfers and exchanges of such Certificates as herein provided.

                 If a Person other than the Trustee is appointed by the Company as the Registrar, the Company will give the Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to conclusively rely upon an officers' certificate executed on behalf of the Registrar as to the names and addresses of the Certificateholders and the principal amounts and numbers of such Certificates.

                 Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.

                 At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

                 No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

                 Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like series, in authorized denominations and of like Fractional Undivided Interest. In connection with the issuance of any new Certificate under this Section 3.05, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost stolen or destroyed Certificate shall be found at any time.

                 Section 3.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

                 Section 3.07. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

                 Section 3.08. Limitation of Liability for Payments. All payments or distributions made to Certificateholders of any series under the related Trust Supplement shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust to the extent available for distribution to such Certificateholder as provided in this Agreement.

                 Section 3.09.  Book-Entry and Definitive Certificates.

                 (a) The Certificates of any series may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates of such series, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series delivered to The Depository Trust Company shall initially be registered on the Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates of such series, except as provided above and in Subsection (c) below. As to the Certificates of any series, unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued pursuant to Subsection (c) below:

                          (i) the provisions of this Section 3.09 shall be in full force and effect;

                          (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates and the distribution of statements pursuant to Section 4.03) as the authorized representatives of the Certificate Owners;

                          (iii) to the extent that the provisions of this
         Section 3.09 conflict with any other provisions of this Agreement (other than the provisions of any Trust Supplement amending this Section 3.09 as permitted by this Basic Agreement), the provisions of this Section 3.09 shall control;

                          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (c) below, the Clearing Agency will make book-entry transfers among the Clearing Agency

         Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and

                          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

                 (b) Whenever notice or other communication to the Certificateholders of such series is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (c) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such series to the Clearing Agency.

                 (c) If with respect to the Certificates of any series (i) the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default with respect to the related Trust, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust, by Act of said Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Participants is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency Participants for registration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall issue and deliver the Definitive Certificates of such series in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

                 (d) The provisions of this Section 3.09 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

                 Section 4.01.  Certificate Account and Special Payments
Account.

                 (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Scheduled Payment into the Certificate Account.

                 (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments into the Special Payments Account.

                 (c) The Trustee shall present to the Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the relevant Indenture, on the applicable redemption date under such Indenture.

                 Section 4.02. Distributions from Certificate Account and Special Payments Account.

                 (a) On each Regular Distribution Date with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Equipment Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to
Section 4.01(a). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution), by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.

                 (b) On each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution), by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Special Payments Account on account of such Special Payment.

                 (c) The Trustee shall at the expense of the Company, cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Trustee shall set forth:

                 (i) the scheduled Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

             (ii) the amount of the Special Payment for each $1,000 face amount Certificate (taking into account any payment to be made by the Company pursuant to Section 2.02(b)) and the amount thereof constituting principal premium, if any, and interest,

            (iii)  the reason for the Special Payment, and

             (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.

                 If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the date that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                 If any redemption of the Equipment Notes held in any Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

                 Section 4.03.  Statements to Certificateholders.

                 (a) On each Regular Distribution Date and Special Distribution Date with respect to a series of Certificates, the Trustee will include with each distribution to Certificateholders of the related series a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 face amount Certificate as to (i) and (ii) below):

              (i) The amount of such distribution allocable to principal and the amount allocable to premium, if any;

             (ii)  The amount of such distribution allocable to interest; and

            (iii)  The Pool Balance and the Pool Factor of the related Trust.

                 With respect to the Certificates registered in the name of the Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Certificates. On each Distribution Date, the applicable Trustee will mail to each Underwriter the statement described above.

                 (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns. With respect to Certificates registered in the name of the Clearing Agency, such report and such other items shall be prepared on the basis of information supplied to the Trustees by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to holders of interests in Certificates.

                 Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee as directed in writing by the Company pending distribution of such Special Payment pursuant to
Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                   ARTICLE V

                                  THE COMPANY

                 Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

                 Section 5.02. Consolidation, Merger, Etc. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                 (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation;

                 (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee applicable to the Certificates of each series a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Note Documents to which the Company is a party and of this Agreement applicable to the Certificates of each series to be performed or observed by the Company;

                 (c) immediately after giving effect to such transaction, no Event of Default applicable to the Certificates of each series or event which is, or after notice or passage of time, or both, would be, such an Event of Default shall have occurred and be continuing; and

                 (d) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel of the Company (which may be the Company's General Counsel) reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                 Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 5.02 from its liability in respect of any Note Document and of this Agreement applicable to the Certificates of such series to which it is a party.

                                   ARTICLE VI

                                    DEFAULT

                 Section 6.01.  Events of Default.  (a)  Exercise of Remedies:
Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Trustee may, to the extent it is the Controlling Party at such time, direct the exercise of remedies as provided in any Intercreditor Agreement.

                 (b) Purchase Rights of Certificateholders: By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, each Certificateholder of Certificates of a series will have certain rights, the exercise of which will be specified in the applicable Trust Supplement, to purchase the class of Certificates with immediate seniority to the Certificates held by the purchasing Certificateholder. The purchase price with respect to the Certificates of any series shall be equal to the Pool Balance of the Certificates of such series, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders under this Agreement, any Intercreditor Agreement or any other Note Document or on or in respect of the Certificates of such series; provided, however, that no such purchase of Certificates of such series shall be effective unless the purchaser shall certify to the Trustee that contemporaneously with such purchase, such purchaser is purchasing, pursuant to the terms of this Agreement and the other Agreements, if any, relating to Certificates of multiple series that are subject to the same Intercreditor Agreement (such other Agreements as defined in the Trust Supplements establishing such series, the "Other Agreements"), the Certificates of each such series that is senior to the Certificates held by such purchaser. Each payment of the purchase price of the Certificates of any series shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section. Each Certificateholder of any series agrees by its acceptance of Certificates of such series that it will, upon payment from any such Certificateholders of Certificates with a lower seniority of the purchase price specified herein, forthwith sell, assign, transfer and convey to the purchaser thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this Agreement, any Intercreditor Agreement, the Liquidity Facility, the Note Documents and all Certificates of such series held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Agreement, any Intercreditor Agreement, the Liquidity Facility and the Note Documents. The Certificates of such series will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Certificateholders to deliver any Certificates of such series and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser and receive the purchase price for such Certificates of such series and (ii) if the purchaser shall so request, such Certificateholder will comply with all of the provisions of Section 3.04 hereof to enable new Certificates of such series to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

                 (c) No Action Contrary to the Company's Rights under a Related Lease. Notwithstanding any of the provisions of this Agreement to the contrary, each Trustee agrees and each Certificateholder of any series agrees by its acceptance of such Certificate for the benefit of the Company that it will not take any action contrary to the Company's rights under any related Lease, including the right of the Company to possession and use the quiet enjoyment of the Aircraft subject to such related Lease, except in accordance with the provisions of the related Lease.

                 Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

                 (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

                 (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                 (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall, after payment of fees and expenses of the Trustee as provided in Section 7.06, be applied as provided in Section 4.02.

                 Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment when due and payable of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay any other amount under any Indenture when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of any Intercreditor Agreement and any Note Documents (subject to the rights of the applicable Owner Trustee or Owner Participant to cure any such failure in accordance with the applicable Indenture), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Indenture and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                 Section 6.04.  Control by Certificateholders.  Subject to
Section 6.03 and any Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of any Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or any Intercreditor Agreement, including any right of the Trustee as Controlling Party under any Intercreditor Agreement or as holder of the Equipment Notes, provided that

                 (1) such Direction shall not in the opinion of the Trustee be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

                 (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such Direction, and

                 (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

                 Section 6.05. Waiver of Past Defaults. Subject to any Intercreditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Indenture Trustee to waive, any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Indenture Trustee with respect thereto, except a default:

                 (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under
         Section 4.02 on the Certificates of a series, or

                 (2) in the payment of the principal of (premium, if any) or interest on the Equipment Notes, or

                 (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of a series affected thereby.

                 Upon any such waiver, such default shall cease to exist with respect to Certificates of such series and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders of such series to the relevant Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

                 Section 6.06. Right of Certificateholders to Receive Payments Not To Be Impaired. Anything in this Agreement to the contrary notwithstanding, including without limitation Section 6.07 hereof, but subject to any Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the applicable Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                 Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

                 (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                 (2) the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.02(e);

                 (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                 (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

                 It is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related

Equipment Notes, (ii) obtain or seek to obtain priority over or preference to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders of such series subject to the provisions of this Agreement.

                 Section 6.08. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                 Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

                                  ARTICLE VII

                                  THE TRUSTEE

                 Section 7.01. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, any related Owner Trustees, the related Indenture Trustees and the Certificateholders holding Certificates of the related series in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (premium, if any) or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders of the related series. For the purpose of this Section in respect of any Trust, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of that Trust.

                 Section 7.02. Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

                 (c) whenever in the administration of this Agreement or any Intercreditor Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company, any related Owner Trustee or any related Indenture Trustee;

                 (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Intercreditor Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement or any Intercreditor Agreement unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, or report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                 (g) the Trustee may execute any of the trusts or powers under this Agreement or any Intercreditor Agreement or perform any duties under this Agreement or any Intercreditor Agreement either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement or any Intercreditor Agreement;

                 (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Intercreditor Agreement;

                 (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it; and

                 (j) except during the continuance of an Event of Default, the Trustee undertakes and shall be responsible to perform only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Agreement or be enforceable against Trustee.

                 Section 7.03. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.14, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement or any Trust Supplement, any Note Documents, any Refunding Agreement or any Intercreditor Agreement, any Equipment Notes or the Certificates of any series, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement, each Certificate and each Intercreditor Agreement of, or relating to, each series will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                 Section 7.04. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and subject to Sections 310(b) and 311 of the Trust Indenture Act may otherwise deal with the Company, any Owner Trustees or the Indenture Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                 Section 7.05. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder or under any Trust Supplement need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the

Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

                 Section 7.06. Compensation and Reimbursement. The Company agrees:

                 (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement, any Trust Supplement or any Intercreditor Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.14;

                 (3) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 7.14. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

                 (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (except to the extent the Trustee is reimbursed therefor pursuant to the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company promptly of any claim for any tax for which it may seek indemnity. The Trustee shall permit the Company to contest the imposition of such tax and the Trustee, in its individual capacity, shall, at the Company's expense, cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

                 The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each series upon, all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such series or the related Trust for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee shall notify the Company of any claim for any tax for which it may seek reimbursement. The Trustee shall cooperate in the contest by the Company of any such claim. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax it will within 30 days mail a brief report setting forth the amount of such tax and the circumstances thereof to all Certificateholders of such series as their names and addresses appear in the Register.

                 As security for the performance of the obligations of the Company under this Section 7.06 with respect to each Trust the Trustee shall have a lien prior to the Certificates of the related series upon all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such Certificates and the related Trust.

                 Section 7.07. Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia that has a combined capital and surplus of at least $100,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of

Columbia supervising or examining authority, then for the purposes of this
Section 7.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.08.

                 Section 7.08.  Resignation and Removal; Appointment of
Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.09.

                 (b) The Trustee may resign at any time as trustee of any or all Trusts by giving written notice thereof to the Company, the Authorized Agents, the related Owner Trustees and the related Indenture Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the related Owner Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time as trustee of any Trust by Act of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Trustee and to the Company, the related Owner Trustees and the related Indenture Trustees.

                 (d)      If at any time in respect of any Trust:

                 (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder of the related series who has been a bona fide certificateholder for at least six months; or

                 (2)      the Trustee shall cease to be eligible under Section
         7.07 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder of the related series who has been a bona fide
Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

                 (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Trustee of such Trust hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" in respect of such Trust means a state or local tax (i) upon (w) such Trust, (x) such Trust Property, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax in respect of any Trust if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

                 (f) If the Trustee shall resign, be removed or become incapable of acting as trustee of any Trust, or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Act of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Company, the related Owner Trustees, the related Indenture Trustee and the retiring Trustee, the successor Trustee so appointed shall, with the approval of the Company, which approval shall not be unreasonably withheld, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee of such Trust appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, the resigning Trustee or any Certificateholder who has been a bona fide Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trust.

                 (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

                 Section 7.09. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee with respect to any or all Trusts an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee in respect of such Trusts hereunder, subject nevertheless to its lien, if any, provided for in Section 7.06. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

                 If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustees co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

                 Section 7.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including this account), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The parties hereto acknowledge that the Fleet National Bank intends to sell its corporate trust business to State Street Bank and Trust Company or an affiliate thereof during 1997 and that upon the sale of this account to such purchaser, such purchaser shall be the successor of the Trustee hereunder provided it shall be otherwise qualified and eligible under this Article. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

                 Section 7.11.  Maintenance of Agencies.

                 (a) With respect to each series of Certificates, there shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such Certificates or of the related Trust Supplement may be served. Such office or agency shall be initially Fleet National Bank, c/o Shawmut Trust Company, 14 Wall Street, New York, New York 10005. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, any Owner Trustees, the Indenture Trustees and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                 (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each series. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or a corporation having a combined capital and surplus in excess of $5,000,000 the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates of each series. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

                 (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                 (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Indenture Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Indenture Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

                 (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

                 Section 7.12. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

                 The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Section 7.13. Registration of Equipment Notes in Trustee's Name. Subject to Section 12.04, the Trustee agrees that all Equipment Notes, and Permitted Investments, if any, shall be issued in the name of the Trustee as trustee for the applicable Trust or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes or Permitted Investments as the case may be, in the register of the issuer of such Equipment Notes or Permitted Investments.

                 Section 7.14. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

                 (a) the Trustee is a national banking association organized and validly existing and in good standing under the laws of the United States of America;

                 (b) the Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement, any Intercreditor Agreement and the Refunding Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement, any Intercreditor Agreement and the Refunding Agreements;

                 (c) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement and the Refunding Agreements (i) will not violate any provision of any United States federal law or the law of the State of Connecticut, in each case, governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets,
         (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                 (d) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement and the Refunding Agreements will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Connecticut regulating the banking and corporate trust activities of the Trustee; and

                 (e) this Agreement, any Intercreditor Agreement and the Refunding Agreements have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

                 Section 7.15. Withholding Taxes; Information Reporting. As to the Certificates of any series, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates of such series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any taxes or similar charges are required to be withheld with respect to any amounts paid by or on behalf of the Trustee in respect of the Certificates of such series, to withhold such amounts and timely pay the same to the authority in the name of and on behalf of the Certificateholders of such series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder necessary documentation showing the payment thereof together with such additional documentary evidence as such Certificateholders of such series may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

                 Section 7.16. Trustee's Liens. The Trustee in its individual capacity agrees that it will in respect of each Trust created by this Agreement at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property of such Trust which is attributable to the Trustee either
(i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the related Refunding Agreements or the related Note Documents, or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions by the Trustee which are in breach of this Agreement.

                 Section 7.17. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to
Section 311(a) of the Trust Indenture Act to the extent provided therein.

                                  ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

                 Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders of such series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar for such series, no such list need be furnished; and provided, further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.11.

                 Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in Section 7.11 or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.11 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

                 Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any series of Certificates, the Trustee shall transmit to the Certificateholders of each series, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

                 Section 8.04.  Reports by the Company.  The Company shall:

                 (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                 (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

                 (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this
         Section 8.04 as may be required by rules and regulations prescribed by the SEC;

                 (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement); and

                 (e) make available to any Certificateholder upon request, the annual audited and quarterly unaudited financial statements of the Company which are provided to the Trustee.

                                   ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS

                 Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to any Intercreditor Agreement, any Refunding Agreement or any Liquidity Facility in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to provide for the formation of a Trust, the issuance of a series of certificates and the other matters contemplated by Section 2.01(b); or

                 (2) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained; or

                 (3) to add to the covenants of the Company for the benefit of the Certificateholders of any series, or to surrender any right or power in this Agreement conferred upon the Company; or

                 (4) to correct or supplement any provision in this Agreement, any Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture which may be defective or inconsistent with any other provision herein or in any Trust Supplement or to cure any ambiguity, correct any mistake or to modify any other provisions with respect to matters or questions arising under this Agreement, any Intercreditor Agreement, any Refunding Agreement, any Liquidity Facility or any Indenture, provided that any such action shall not adversely affect the interests of the Certificateholders of any series; or

                 (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

                 (6) to evidence and provide for the acceptance of appointment under this Agreement by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.09; or

                 (7) to make any other amendments or modifications hereto, provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. The Trustee shall be entitled to rely upon an Opinion of Counsel to such effect.

                 Section 9.02. Supplemental Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Act of said Certificateholders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustee, if any, relating to such certificates, which consent shall not be unreasonably withheld), and the Trustee (subject to
Section 9.03) shall enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, any Intercreditor Agreement, any Liquidity Facility or any Refunding Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

                 (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment of any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

                 (2) permit the disposition of any Equipment Note in the Trust Property of such Trust except as permitted by this Agreement or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

                 (3) alter the priority of distributions specified in any Intercreditor Agreement; or

                 (4) reduce the specified percentage of the aggregate Fractional Undivided Interests of such Trust which is required for any such supplemental agreement, or reduce such specified percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement;

                 (5) modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate or such series affected thereby; or

                 (6) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

                 It shall not be necessary for any Act of such Certificateholders under this Section to approve the particular form of any proposed supplemental agreement but it shall be sufficient if such Act shall approve the substance thereof.

                 Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.

                 Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                 Section 9.05. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

                 Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                 Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.

                                   ARTICLE X

                   AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

                 Section 10.01. Amendments and Supplements to Indenture and Other Note Documents. In the event that the Trustee, as holder of any Equipment Notes in trust for the benefit of the Certificateholders of any series or as Controlling Party, receives a request for a consent to any amendment, modification, waiver or supplement under any Indenture or other Note Document the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of such series registered on the Register as of the date of such notice. The Trustee shall request from Certificateholders of such series a Direction as to (a) whether or not to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note and (c) how to vote any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (i) the aggregate face amounts of all Certificates of such series actually voted in favor of or for giving consent to such action by Acts of Certificateholders to (ii) the aggregate face amount of all Outstanding Certificates. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction on or prior to the Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and any Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction consent and notify the relevant Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the relevant Indenture or any Note Document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment modification or waiver will not adversely affect the interests of the Certificateholders.

                                   ARTICLE XI

                             TERMINATION OF TRUSTS

                 Section 11.01. Termination of the Trusts. In respect of each Trust created by the Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee created under this Agreement with respect to the Trust created hereby and such Trust shall terminate upon the distribution to all Holders of the Certificates of the series of such Trust and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property of the related series of such Trust; provided, however, that in no event shall such Trust continue beyond the earlier of (i) one hundred ten (110) years following the date of the earliest execution of this Agreement or (ii) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                 Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the minimum number of days and not more than the maximum number of days specified therefor in the related Trust Supplement preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified,

(B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.02.

                 In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Regular Distribution Date (or Special Distribution Date, as the case may be) specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Certificates of such series shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the related Owner Trustees and the Company.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                 Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder of any series shall not operate to terminate this Agreement, or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

                 Section 12.02. Liabilities of Certificateholders. Neither the existence of the Trust nor any provision in this Agreement is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

                 Section 12.03. Certificates Nonassessable and Fully Paid. Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of such series shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section
3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.

                 Section 12.04. Registration of Equipment Notes in Name of Subordination Agent. If a Trust is party to an Intercreditor Agreement, the Trustee agrees that all Equipment Notes to be purchased by such Trust shall be issued in the name of the Subordination Agent under such Intercreditor Agreement or its nominee and held by such Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, such Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

                 Section 12.05.  Notices.

                 (a) Unless otherwise specifically provided herein or in the applicable Trust Supplement with respect to any Trust, all notices required under the terms and provisions of this Basic Agreement or such Trust Supplement with respect to such Trust shall be in English and in writing and any such notice may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, if to the Company, to:

                          Mail:            America West Airlines, Inc.
                                           4000 East Sky Harbor Boulevard
                                           Phoenix, Arizona  85043

                          Attention:       Senior Vice President-Legal Affairs

                          Facsimile:    (602) 693-5904

              if to the Trustee, to:

                          Mail:         Fleet National Bank
                                        777 Main Street
                                        Hartford, Connecticut  06115

                          Attention:    Corporate Trust Administration -
                                        Responsible Officer - America West
                                        Airlines Pass Through Trusts under the
                                        Pass Through Trust Agreement dated
                                        June __, 1997

                          Facsimile:    (860) 986-7920
                          Telephone:    (860) 986-4545

                 Any such notice shall be effective when received.

                 (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                 (c) Any notice or communication to Certificateholders of any series shall be mailed by first-class mail to the addresses for Certificateholders of such series shown on the Register kept by the Registrar and to addresses filed with the Trustee for Certificate Owners of such series. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders or Certificate Owners of such series.

                 (d) If the Company mails a notice or communication to the Certificateholders of such series, it shall mail a copy to the Trustee and to each Paying Agent for such series at the same time.

                 (e) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

                 (f) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Indenture Trustee.

                 Section 12.06. Governing Law. THIS BASIC AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND, TOGETHER WITH ALL TRUST SUPPLEMENTS AND CERTIFICATES, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 12.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Trust or of the Certificates of any series or the rights of the Certificateholders thereof.

                 Section 12.08. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

                 Section 12.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 12.10. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and permitted assigns, whether so expressed or not.

                 Section 12.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates of any series, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders of each series, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                 Section 12.12. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any series shall not be a Business Day with respect to such series, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

                 Section 12.13. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts shall constitute but one and the same instrument.

                 Section 12.14. Communication by Certificateholders with Other Certificateholders. Certificateholders of any series may communicate with other Certificateholders of such series with respect to their rights under this Basic Agreement, the related Trust Supplement or the Certificates of such series pursuant to Section 3.12(b) of the Trust Indenture Act. The Company, the Trustee and any and all other persons benefitted by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

                 Section 12.15. Intention of Parties. The parties hereto intend that any Trust created hereunder be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

                 IN WITNESS WHEREOF, the Company and the Trustee have caused this Basic Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                 AMERICA WEST AIRLINES, INC.

                                 By:
                                    ---------------------------
                                 Name:
                                      -------------------------
                                 Title:
                                       ------------------------

                                 FLEET NATIONAL BANK,
                                   as Trustee

                                 By:
                                    ---------------------------
                                 Name:
                                      -------------------------
                                 Title:
                                       ------------------------

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE

                 (1)UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

           AMERICA WEST AIRLINES PASS THROUGH TRUST _________________

                  Pass Through Certificate, Series___________
                     Issuance Date: _____________ __, ____

                 Final Distribution Date: ______________, ____

                 evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by one or more Aircraft owned by or leased to America West Airlines, Inc.



Certificate
No.__________                     $__________ Fractional Undivided Interest
                                  representing ________% of the Trust per
                                  $1,000 of Reference Principal Amount

                 THIS CERTIFIES THAT ___________________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $________________ (_________________ dollars) (the "Reference Principal
Amount") in the America West Airlines Pass Through Trust _____________ (the "Trust") created by Fleet National Bank, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of June __, 1997 (the "Basic Agreement") between the Trustee and America West Airlines, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No.________ thereto dated ____________, ____ (collectively, the "Agreement"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings





____________________

(1) This legend to appear on Book_Entry Certificates to be deposited with The Depository Trust Company. One Certificate may be issued in definitive form which shall not have this legend.

assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "America West Airlines Pass Through Certificates, Series _________" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement and any Intercreditor Agreement, to which agreements the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under any Intercreditor Agreement or Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in aircraft leased to or owned by the Company.

                 The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other America West Airlines Pass Through Certificates, Series [____] was determined on the basis of (x) the aggregate of the Reference Principal Amount of this Certificate (as specified above) and of the other America West Airlines Pass Through Certificates, Series [____] and (y) the aggregate original principal amounts of the Equipment Notes constituting the Trust Property.

                 Subject to and in accordance with the terms of the Agreement and any Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each ________and _____________ (a "Regular Distribution Date"), commencing on ______________, ____, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following

Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                 Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                 The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the entire Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, provided that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                 THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                        AMERICA WEST AIRLINES PASS THROUGH TRUST

                        By:      FLEET NATIONAL BANK,
                                 as Trustee


                                   By
                                     -----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



Dated:
      -------------------

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                          This is one of the Certificates referred to in the within-mentioned Agreement.


                                   FLEET NATIONAL BANK,
                                     as Trustee

                                   By
                                     -----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------